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                                                                    EXHIBIT 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Hyseq, Inc. of our report dated February 13, 2002, except for Note 20, as to which the date is November 25, 2002, relating to the financial statements of Variagenics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Boston, Massachusetts
December 13, 2002



/s/ PricewaterhouseCoopers LLP